Exhibit 99

UTC REPORTS FIRST QUARTER 2016 RESULTS

•	Adjusted EPS of $1.47, up 2 percent versus the prior year

•	Sales were $13.4 billion, with 2 percent organic sales growth

•	GAAP EPS of $1.42 (including $0.05 in restructuring charges), versus $1.51 in the prior year

•	Reaffirms 2016 Adjusted EPS expectations of $6.30 to $6.60 on sales of $56 billion to $58 billion

FARMINGTON, Conn., April 27, 2016 - United Technologies Corp. (NYSE:UTX) today reported first quarter 2016 results. All results in this release reflect continuing operations unless otherwise noted.
First quarter Adjusted EPS of $1.47 was up 2 percent versus the prior year. GAAP EPS for the first quarter was $1.42 per share, which included $0.05 of restructuring charges. Sales of $13.4 billion were flat year-over-year as 2 points of organic growth in the quarter was offset by 2 points of unfavorable foreign exchange.
“We are off to a solid start in 2016,” said UTC President and Chief Executive Officer Gregory Hayes. “UTC delivered strong operational performance in the first quarter with organic sales growth of 2 percent. We are also making progress on our strategic priorities, particularly our ability to invest in innovation as we continue to focus on structural cost reduction.”
Cash flow from operations for the quarter was $795 million and capital expenditures were $286 million. Free cash flow of 43 percent to net income was pressured by inventory build in support of the aerospace production ramp and included a payment of $237 million, the first of four annual payments related to the Canadian government settlement that was booked in the fourth quarter of 2015. For 2016, UTC continues to anticipate free cash flow in the range of 90 to 100 percent of net income attributable to common shareowners.
Otis new equipment orders in the quarter increased 1 percent over the prior year at constant currency, and grew 6 percent excluding China. Equipment orders at UTC Climate, Controls & Security decreased by 8 percent, primarily driven by a difficult compare in the refrigeration business. At Pratt & Whitney, commercial aftermarket sales were up 19 percent, and up 1 percent at UTC Aerospace Systems.
“Notwithstanding a slow-growth global macro environment, we remain confident in our full-year 2016 EPS outlook of $6.30 to $6.60 per share,” Hayes added. “As we look to the future, our focused portfolio of industry leading franchises is well-positioned to deliver on our commitments and create significant long-term shareowner value.”
UTC reiterated its 2016 outlook and continues to anticipate:

•	Adjusted EPS of $6.30 to $6.60 on sales of $56 billion to $58 billion;

•	Organic sales growth of 1% to 3%;

•	Free cash flow in the range of 90 to 100 percent of net income attributable to common shareowners;

•	Share repurchases of $3 billion in 2016, beyond the repurchases that will be completed in 2016 under the previously announced $6 billion accelerated share repurchase program; and

•	A $1 billion to $2 billion placeholder for acquisitions.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at
http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use of Non-GAAP Financial Measures
Adjusted EPS, adjusted segment margins and free cash flow are non-GAAP financial measures that are used in UTC’s financial press releases and webcasts. A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles (GAAP) is included in the tables to this press release.
Adjusted EPS and adjusted segment margin reflect continuing operations, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature (often referred to as “other significant items”). Management believes Adjusted EPS and adjusted segment margin are both useful in providing period to period comparisons of the results of the Company’s operational performance. The tables attached to this press release provide additional information as to the items and amounts that have been excluded from Adjusted EPS and adjusted segment margin.
Free cash flow represents cash flow from operations less capital expenditures. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of the Company’s Common Stock and distribution of earnings to shareowners.
When we provide our expectations for Adjusted EPS and/or free cash flow on a forward-looking basis, the closest corresponding GAAP measures (expected EPS from continuing operations and expected cash flow from operations) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available (except as otherwise indicated) without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Adjusted EPS, adjusted segment margins and free cash flow should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Other companies may calculate adjusted EPS, adjusted segment margins and free cash flow differently than the Company does, limiting the usefulness of those measures for comparisons with such other companies.

Cautionary Statement
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, share repurchases, acquisitions and divestitures, orders, foreign exchange rate assumptions and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level and timing of discretionary share repurchases (those outside the company’s current accelerated share repurchase program) depend upon market conditions, the level of other investing activities and uses of cash, and discretionary share repurchases may be suspended at any time. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2016	2015
Net Sales	$13,357	$13,320
Costs and Expenses:
Cost of products and services sold	9,654	9,506
Research and development	541	564
Selling, general and administrative	1,363	1,476
Total Costs and Expenses	11,558	11,546
Other income, net	146	408
Operating profit	1,945	2,182
Interest expense, net	223	217
Income from continuing operations before income taxes	1,722	1,965
Income tax expense	461	530
Income from continuing operations	1,261	1,435
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	81	71
Income from continuing operations attributable to common shareowners	1,180	1,364
Discontinued operations:
Income from operations	—	91
Gain on disposal	18	—
Income tax expense	(7)	(28)
Income from discontinued operations	11	63
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	—	1
Income from discontinued operations attributable to common shareowners	11	62
Net income attributable to common shareowners	$1,191	$1,426
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.43	$1.53
From discontinued operations attributable to common shareowners	0.01	0.07
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.42	$1.51
From discontinued operations attributable to common shareowners	0.01	0.07
Weighted Average Number of Shares Outstanding:
Basic shares	825	890
Diluted shares	831	904
As described on the following pages, consolidated results for the quarters ended March 31, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2016	2015
Net Sales
Otis	$2,715	$2,745
UTC Climate, Controls & Security	3,728	3,852
Pratt & Whitney	3,588	3,332
UTC Aerospace Systems	3,505	3,548
Segment Sales	13,536	13,477
Eliminations and other	(179)	(157)
Consolidated Net Sales	$13,357	$13,320

Operating Profit
Otis	$466	$527
UTC Climate, Controls & Security	606	729
Pratt & Whitney	410	419
UTC Aerospace Systems	538	569
Segment Operating Profit	2,020	2,244
Eliminations and other	16	48
General corporate expenses	(91)	(110)
Consolidated Operating Profit	$1,945	$2,182

Segment Operating Profit Margin
Otis	17.2%	19.2%
UTC Climate, Controls & Security	16.3%	18.9%
Pratt & Whitney	11.4%	12.6%
UTC Aerospace Systems	15.3%	16.0%
Segment Operating Profit Margin	14.9%	16.7%

As described on the following pages, consolidated results for the quarters ended March 31, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported to Adjusted Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2016	2015
Income from continuing operations attributable to common shareowners	$1,180	$1,364
Restructuring Costs included in Operating Profit:
Otis	(15)	(6)
UTC Climate, Controls & Security	(28)	(24)
Pratt & Whitney	(5)	(13)
UTC Aerospace Systems	(13)	(50)
Eliminations and other	(1)	—
	(62)	(93)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security:
Gain on fair value adjustment on acquisition of controlling interest in a joint venture	—	126
Total impact on Consolidated Operating Profit	(62)	33
Tax effect of restructuring and significant non-recurring and non-operational items above	20	30
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(42)	63
Adjusted income from continuing operations attributable to common shareowners	$1,222	$1,301

Diluted Earnings Per Share from Continuing Operations	$1.42	$1.51
Impact on Diluted Earnings Per Share from Continuing Operations	(0.05)	0.07
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.47	$1.44

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2016	2015
Net Sales
Otis	$2,715	$2,745
UTC Climate, Controls & Security	3,728	3,852
Pratt & Whitney	3,588	3,332
UTC Aerospace Systems	3,505	3,548
Segment Sales	13,536	13,477
Eliminations and other	(179)	(157)
Consolidated Net Sales	$13,357	$13,320

Adjusted Operating Profit
Otis	$481	$533
UTC Climate, Controls & Security	634	627
Pratt & Whitney	415	432
UTC Aerospace Systems	551	619
Segment Operating Profit	2,081	2,211
Eliminations and other	17	48
General corporate expenses	(91)	(110)
Adjusted Consolidated Operating Profit	$2,007	$2,149

Adjusted Segment Operating Profit Margin
Otis	17.7%	19.4%
UTC Climate, Controls & Security	17.0%	16.3%
Pratt & Whitney	11.6%	13.0%
UTC Aerospace Systems	15.7%	17.4%
Adjusted Segment Operating Profit Margin	15.4%	16.4%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2016	2015
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,215	$7,075
Accounts receivable, net	10,899	10,653
Inventories and contracts in progress, net	8,507	8,135
Other assets, current	906	843
Total Current Assets	27,527	26,706
Fixed assets, net	8,763	8,732
Goodwill	27,408	27,301
Intangible assets, net	15,719	15,603
Other assets	9,154	9,142
Total Assets	$88,571	$87,484

Liabilities and Equity
Short-term debt	$1,363	$1,105
Accounts payable	6,579	6,875
Accrued liabilities	12,581	14,638
Total Current Liabilities	20,523	22,618
Long-term debt	21,688	19,320
Other long-term liabilities	16,330	16,580
Total Liabilities	58,541	58,518
Redeemable noncontrolling interest	127	122
Shareowners' Equity:
Common Stock	16,154	15,928
Treasury Stock	(31,082)	(30,907)
Retained earnings	50,625	49,956
Accumulated other comprehensive loss	(7,344)	(7,619)
Total Shareowners' Equity	28,353	27,358
Noncontrolling interest	1,550	1,486
Total Equity	29,903	28,844
Total Liabilities and Equity	$88,571	$87,484

Debt Ratios:
Debt to total capitalization	44%	41%
Net debt to net capitalization	35%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2016	2015
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,261	$1,435
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	466	458
Deferred income tax provision	134	153
Stock compensation cost	48	46
Change in working capital	(640)	(273)
Global pension contributions	(75)	(45)
Canadian government settlement	(237)	—
Other operating activities, net	(162)	(128)
Net cash flows provided by operating activities of continuing operations	795	1,646
Investing Activities of Continuing Operations:
Capital expenditures	(286)	(323)
Acquisitions and dispositions of businesses, net	(63)	(72)
Increase in collaboration intangible assets	(98)	(132)
Receipts from settlements of derivative contracts	42	569
Other investing activities, net	(78)	164
Net cash flows (used in) provided by investing activities of continuing operations	(483)	206
Financing Activities of Continuing Operations:
Issuance of long-term debt, net	2,324	9
Increase in short-term borrowings, net	306	2,177
Dividends paid on Common Stock	(509)	(553)
Repurchase of Common Stock	—	(3,000)
Other financing activities, net	(83)	(16)
Net cash flows provided by (used in) financing activities of continuing operations	2,038	(1,383)
Discontinued Operations:
Net cash used in operating activities	(2,227)	(336)
Net cash used in investing activities	—	(33)
Net cash used in financing activities	—	(1)
Net cash flows used in discontinued operations	(2,227)	(370)
Effect of foreign exchange rate changes on cash and cash equivalents	17	(53)
Net increase in cash and cash equivalents	140	46
Cash and cash equivalents, beginning of period	7,075	5,235
Cash and cash equivalents of continuing operations, end of period	7,215	5,281
Less: Cash and cash equivalents of assets held for sale	—	7
Cash and cash equivalents of continuing operations, end of period	$7,215	$5,274

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$1,180		$1,364
Net cash flows provided by operating activities of continuing operations	$795		$1,646
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		67%		121%
Capital expenditures	(286)		(323)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(24)%		(24)%
Free cash flow from continuing operations	$509		$1,323
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		43%		97%
Notes to Condensed Consolidated Financial Statements

(1)
Adjusted Net Sales, Adjusted Operating Profit and Adjusted EPS are non-GAAP financial measures. Adjusted Net Sales represents Net Sales excluding significant items of a non-recurring and non-operational nature. Adjusted Operating Profit represents operating profit excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Adjusted EPS represents diluted earnings per share from continuing operations, excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Management believes Adjusted Net Sales, Adjusted Operating Profit and Adjusted EPS are useful in providing period to period comparisons of the results of the Company’s ongoing operational performance. A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles is included in the tables above.

(2)
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(3)
Organic sales growth is a non-GAAP financial measure that represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring and non-operational items.

(4)
Free cash flow is a non-GAAP financial measure that represents cash flow from operations less capital expenditures. Management believes free cash flow provides a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. A reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is provided above.

(5)
Adjusted Net Sales, Adjusted Operating Profit, Adjusted EPS and free cash flow should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Other companies may calculate Adjusted Net Sales, Adjusted Operating Profit, Adjusted EPS and free cash flow differently than the Company does, limiting the usefulness of those measures for comparisons with other companies.